UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007 (May 22, 2007)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company appointed Gary L. Paxton to its Board of Directors, effective May 23, 2007. Mr. Paxton was not appointed to serve on a Committee of the Board of Directors.

There are no arrangements or understandings between Mr. Paxton and any other persons pursuant to which Mr. Paxton was selected as a director. There have been no transactions since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000, and in which Mr. Paxton had, or will have, a direct or indirect material interest.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 22, 2007, the Board of Directors of the Company approved amendments to the Company’s Bylaws. The amendments provide for the election of a Lead Independent Director in the event that an employee of the Company is elected as Chairman of the Board. In addition, the amendments provide for the issuance by the Company of uncertificated shares.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which is included as Exhibit 3.1 to the Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are being furnished as part of this Report.

No.	Exhibit

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: May 24, 2007	By:	/s/ Matthew J. Jewell
Matthew J. Jewell
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit

3.1	Amended and Restated Bylaws